June 30, 1997





Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

          Re:   MGI Properties
                Registration Statement on Form S-8

Gentlemen:

                  Reference is made to the Registration Statement on Form S-8 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by MGI Properties, a Massachusetts business trust (the "Trust"). The Registration Statement relates to an aggregate of 675,000 common shares, par value $1.00 per share (the "Common Shares"), of the Trust. Such Common Shares are issuable upon exercise of options granted or to be granted under the Trust's 1997 Employee Stock Option, Stock Appreciation Rights and Restricted Stock Plan (the "Plan").

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Declaration of Trust and By-laws of the Trust, each as amended to date, minutes of meetings of the Board of Trustees and shareholders of the Trust, the Plan, the Registration Statement, and such other documents, instruments and certificates of officers and representatives of the Trust and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the


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Securities and Exchange Commission
June 30, 1997
Page -2-



conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the 675,000 Common Shares that are the subject of the Registration Statement, when issued and paid for in accordance with the terms and conditions of the Plan, will be duly and validly issued, fully paid and non-assessable.

                  We advise you that certain members of this firm own an aggregate of 15,015 Common Shares and hold options to purchase an aggregate of 23,400 Common Shares.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,


                                      /s/ Olshan Grundman Frome & Rosenzweig LLP

                                      OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP